AMENDED AND RESTATED BY-LAWS

                                  OF

                         PT-1 COMMUNICATIONS, INC.

                            ARTICLE I - OFFICES

         The principal office of the Corporation shall be in the County of Queens, State of New York. The Corporation may also have offices at such other places within or without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

                           ARTICLE II - SHAREHOLDERS

    1. PLACE OF MEETING. Meetings of shareholders may be held at the Corporation's office in the State of New York or elsewhere within or without the State of New York as the Board of Directors from time to time may determine.

    2. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Monday of August in each year, if not a legal holiday, and if a legal holiday, then on the not secular day following, at 10:00 A.M., Eastern Standard Time, or on such date and at such time as shall be designated by the Board of Directors and stated in the notice of such meeting.

    3. PROPOSED BUSINESS AT ANNUAL MEETING. No business may be transacted at any annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), which shall include shareholder proposals contained in the Corporation's proxy statement made in accordance with Rule 14a-8 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto, or (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof).

     4. SPECIAL MEETINGS. Special Meetings of the Shareholders, for any purpose or purposes, may be called at any time only by resolution of the Board of Directors or by the President or the Chairman of the Board, at such times and at such place either within or without the State of New York as may be stated in the call or in the waiver of notice thereof. Business transacted at any special meeting shall be limited to the purposes stated in the notice.

    5. NOTICE OF MEETING. Written notice of the time, place, and purpose of every meeting of shareholders, and if a special meeting, at whose direction such meeting is being called, shall be personally delivered to each
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shareholder of record entitled to vote at such meeting or delivered by first class mail, not less than ten (10) days nor more than fifty (50) days before the meeting, or by third class mail, not less than twenty-four (24) days nor more than fifty (50) days before the meeting, at the address of such shareholder as it appears on the records of the Corporation, or at such other address as shall be furnished by shareholder in writing to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these By-laws. If, at any meeting, action is proposed to be taken which would, if taken, entitled shareholders fulfilling the statutory requirements to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if the shareholder shall have filed with the secretary of the corporation a written request that notices to him or her be mailed to some other address, then directed to the shareholder at such other address. Any meeting may be held without notice if all shareholders entitled to vote are present in person or by proxy or if notice is waived in writing, either before, at, or after the meeting, by those not present. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

    6. ORGANIZATION OF MEETINGS. Meetings of the shareholders shall be presided over by the Chairman of the Board or if he is not present, by the President, or if he is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of the meeting, if present.

     7. QUORUM. Except as otherwise provided by law or in the Certificate of Incorporation of the Corporation, at all meetings of shareholders the holders of record of a majority of the issued and outstanding shares of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of those present or represented may adjourn the meeting by resolution to a date fixed therein, and no further notice thereof shall be required, except as may be required by the provisions of Section 605(b) of the Business Corporation Law. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those shareholders who would have been entitled to vote at the meeting as originally called shall be entitled to vote at such adjourned meeting.

    8. VOTING. (a) At each meeting of shareholders, except as otherwise provided by statute, every holder of record of stock entitled to vote shall be entitled to cast the number of votes to which shares of such class or series are entitled as set forth in the Certificate of Incorporation or any Certificate of Amendment with respect to any preferred stock, in person or by proxy for each share of such stock standing in his name on the records of the Corporation. Elections of directors shall be determined by a plurality of the votes cast at such meeting and, except as otherwise provided by statute, the Certificate of Incorporation, or these By-laws, all other action shall be determined by a majority of the votes cast at such meeting.
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       (b) At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the shareholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the shareholders for their consideration at a meeting, any shareholder entitled to vote may, on any question, demand a vote by ballot.

        (c) A complete list of the shareholders as of the record date, certified by the Secretary or Transfer Agent of the Corporation, shall be produced at any meeting of shareholders upon the request of any shareholder made at or prior to such meeting. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meetings, and all persons who appear form such list to be shareholders entitled to vote thereat may vote at such meeting.

    9. INSPECTORS AT SHAREHOLDERS' MEETINGS. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment hereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots, or consents; determine the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing if any challenge, question, or matter determined by them and execute a certificate of any fact found by them. A report or certificate made by them shall be prima facie evidence of the facie evidence of the facts stated and of the vote as certified by them.

    10. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if, prior to such action, a written consent or consents thereto setting forth such action, is signed by the holders of record of all of the stock of the Corporation, issued and outstanding and entitled to vote.

     11. PROXIES. Every shareholder entitled to vote at any meeting of shareholders may vote by proxy. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified a longer duration.
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Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns except as otherwise provided by law.

    12. SHAREHOLDER PROPOSALS. At any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before a meeting. Business must be (a) specified in the notice of meeting (or any supplement thereto), (b) brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before an annual meeting by a shareholder, and, if and only if the notice of a special meeting provides for business to be brought before the special meeting by shareholders, properly brought before the special meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days prior to the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public notice of the date of the meeting was mailed or such public disclosure was made. Furthermore, shareholders are not permitted to nominate individuals to serve as directors unless notice of such nomination is given to the Corporation in accordance with Section Article III, Section 4 of these By-laws. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and if he should so determine, he shall so declare that any such business not properly brought before the meeting shall not be transacted. Notwithstanding anything in the By-laws to the contrary, the Corporation shall be under no obligation to submit for action any shareholder proposal at any meeting of shareholders which proposal the Corporation would otherwise be permitted to omit in accordance with Rule 14a-8 under the Exchange Act.


                         ARTICLE III - BOARD OF DIRECTORS

    1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

     2. NUMBER. The number of directors of the Corporation shall be fixed in the manner provided in the Certificate of Incorporation.

     3. QUALIFICATIONS; TERM OF OFFICE. Each director shall be at least 18 years of age. Directors need not be shareholders. Directors shall be elected to hold office until the next annual election of directors and shall hold office until their successors have been elected and shall have qualified.

    4. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may otherwise be provided in any Certificate of Amendment of the Corporation with respect to the right of holders of certain specified classes of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for that purpose, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such shareholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than 60 days prior to the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

    If a person is validly designated as a nominee in accordance with this
Article III, Section 4 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than 20 days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this
Section 4 of Article III had such substitute nominee been initially proposed
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as a nominee.  Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

    If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 3.4, such nomination shall be void.

    5. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring in the Board of Directors by reason of the removal of directors without cause may be filled only by vote of the shareholders. A director elected to fill a vacancy, unless elected by the shareholders, shall be elected to hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his or her successor has been elected and qualified. If elected by the shareholders, the director shall hold office for the unexpired term of his or her predecessor.

    6. PLACE OF MEETING. The Board of Directors shall hold its meetings at such places within or without the State of New York as it may decide.

     7. REGULAR MEETINGS; NOTICE. Regular meetings of the Board of Directors shall be held at such time and place as may be fixed from time to time by the Board of Directors. Notice need not be given of regular meetings of the Board of Directors.

     8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon the call of two directors, the Chairman of the Board, or the President, by oral, facsimile, telegraphic or written notice, duly served on or sent or mailed to each director not less than two (2) days before such meeting. A meeting of the Board of Directors may be held, without notice, immediately after the annual meeting of shareholders at the same place at which such meeting was held. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before, at, or after the meeting or who attends the meeting, without protesting prior thereto or at its commencement, the lack of notice.

    9. QUORUM; ADJOURNMENTS. Except as otherwise provided by law or in the Certificate of Incorporation of the Corporation, a majority of the members of the Board of Directors then holding office shall be present at any meeting of directors to constitute a quorum for the transaction of any business or any specified item of business and the vote of a majority of the members of the Board of Directors present at a meeting, at which a quorum is present shall be necessary for the transaction of any business or specified item of business at any meeting of directors. In the absence of a quorum of the Board of Directors, a majority of the members present may adjourn the meeting from time to time until a quorum be had. Notice of the time and place of such adjourned meeting shall be given to all the directors.

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    10. REMOVAL. The directors of the Corporation may be removed for cause by action of the Board of Directors or by vote of the shareholders at the Annual Meeting of Shareholders or at any special meeting of Shareholders called by the Board of Directors or by the Chairman of the Board or by the President for this purpose. No director may be removed without cause.

    11. COMPENSATION. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have the power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board of Directors, or any committee of the Board of Directors; the Board of Directors shall also have power, in its discretion, to provide for any pay to directors rendering services to the Corporation, not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

    12. ACTION BY CONSENT. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee consent in writing to the due adoption of a resolution authorizing the action. The resolutions and the written consents thereto by the members of the Board of Directors or committee thereof shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

    13. ACTION BY TELEPHONE COMMUNICATION. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

                ARTICLE IV - INTERESTED TRANSACTIONS

    1. CONTRACTS OR TRANSACTIONS.

        (a) No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason that such director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction, or that the votes of such director or directors are counted for such purposes:

            (i) If the material facts as to such director's interest in such contract or transaction and as to any common directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors or committee, and the Board of Directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting
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
the vote or votes of such interested director or directors or, if the votes of the disinterested directors are insufficient to constitute an act of the Board of Directors, by unanimous vote of disinterested directors; or

            (ii) If the material facts as to such director's interest in such contract or transaction and as to any common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereto, and such contract or transaction is approved by vote of the shareholders.

        (b) If such good faith disclosure of the material facts as to the director's interest in the contract or transaction and as to any common directorship, officership or financial interest is made to the directors or shareholders, or known to the Board of Directors or committee or shareholders entitled to vote thereon, the contract or transaction may not be avoided by the Corporation for the reason set forth in Section 1(a) of this Article IV. If there was no such disclosure or knowledge, or if the vote of such interested director or directors was necessary for approval of a contract or transaction at a meeting of the Board of Directors or committee at which it was approved, the Corporation may avoid the contract or transaction unless the parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Corporation at the time it was approved by the Board of Directors or committee or the shareholders.

        (c) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which approves such contract or transaction.

        (d) The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

        (e) A loan shall not be made by the corporation to any director unless it is authorized by vote of the shareholders. For this purpose, the shares of the director who would be the borrower shall not be shares entitled to vote.

                          ARTICLE V - COMMITTEES

     1. HOW CONSTITUTED AND THE POWERS THEREOF. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate three or more directors to constitute one or more executive or other committees, who shall serve during the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation, by these By-laws, or by resolution adopted by a majority of the same Board of Directors, and excepting the powers enumerated in Section 712(1) - (5) of the Business Corporation Law, the committees shall possess and may exercise such powers as shall be conferred or authorized by the resolution appointing them.

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    2. QUORUM AND MANNER OF ACTING. A majority of the members of any such committee shall constitute a quorum for the transaction of any business or any specified item of business, and the vote of a majority of the members of the committee present at a meeting at which a quorum is present shall be necessary for the transaction of any business or any specified item of business at any meeting of such committee.

     3. MEETINGS. A majority of any such committee shall fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested. Notice of each committee meeting shall be sent to each committee member by mail at least two (2) days before the meeting is to be held, or, if given by the chairman, may be given personally or by telegraph or telephone at least one (1) day before the day on which the meeting is to be held. Notice of a meeting need not be given to any committee member who submits a signed waiver of notice whether before, at, or after the meeting or who attends the meeting, without protesting prior thereto or at its commencement, the lack of notice.

     4. REMOVAL. The Board of Directors shall have the power, at any time, to change the membership of any committee, to fill vacancies in it, or to dissolve it.

                            ARTICLE VI - OFFICERS

    1. OFFICERS; NUMBERS. The officers of the Corporation shall be the Chairman of the Board, the President, one or more Vice Presidents (if the Board of Directors so determines), a Treasurer (if the Board of Directors so determines) and a Secretary. The Board of Directors may from time to time appoint one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as it shall deem necessary, and may define their powers and duties. The same person may hold any two or more offices except those of President and Secretary.

    2. SALARIES. The Board of Directors shall from time to time fix the salary of the President, as well as the salaries of other officers of the Corporation.

    3. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. All officers of the Corporation shall be elected or appointed annually (unless otherwise specified at the time of election) by the Board of Directors and each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor shall have been duly chosen and shall have qualified, or until he shall resign or shall have been removed in the manner hereinafter provided.

    4. VACANCIES. If any vacancy shall occur in any office of the Corporation, such vacancy shall be filled by the Board of Directors, and such successor officer shall hold office for the unexpired term in respect of which such vacancy occurred.

     5. REMOVAL. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors.

    6. THE CHAIRMAN OF THE BOARD.   The Chairman of the Board shall preside
at all meetings of the shareholders and all meetings of the Board of Directors and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors.

    7. PRESIDENT. The President shall be the chief executive of the Corporation and, subject to the control of the Board of Directors, shall have general direction of its business, affairs and property and over its several officers. He shall be entitled to preside at all meetings of the shareholders and directors in the absence of the Chairman of the Board. He shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the power to execute, in the name and on behalf of the Corporation, all authorized deeds, bonds, mortgages and other contracts, agreements and instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and in general, he shall perform all duties incident to the office of a president of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

    8. VICE PRESIDENTS. The Vice President or Vice Presidents of the Corporation, under the direction of the President, shall have such powers and perform such duties as the Board of Directors or President may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-laws. In each case of the absence or inability of the President to act, the Vice Presidents, in the order of seniority, shall have the powers and discharge the duties of the President.

    9. TREASURER. The Treasurer, under the direction of the President, shall have charge of the funds, securities, receipts and disbursements of the Corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such other depositories as the Board of Directors may from time to time designate. He shall supervise and have charge of keeping correct books of account of all the Corporation's business and transactions. If required by the Board of Directors, he shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of his office and the restoration to the Corporation, at the expiration of his term of office, or upon his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the Corporation. He shall render to the President, the Board of Directors and any committee or committees, if any, at its regular meetings, or when the Board of Directors so requires, an account of all of the Treasurer's transactions and of the financial condition of the Corporation. The Treasurer shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the President may from time to time prescribe.

    10. ASSISTANT TREASURER. In the absence or disability of the Treasurer, the Assistant Treasurers, in the order designated by the Board of Directors, shall perform the duties of the Treasurer, and, when so acting, shall have all
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the powers of, and be subject to all restrictions upon, the Treasurer. They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

    11. SECRETARY. The Secretary shall attend all meetings of the shareholders of the Corporation and of its Board of Directors, shall keep the minutes of all such meetings in a book or books kept by him for that purpose, and shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, he shall affix such seal to any instrument requiring it. When the seal is so affixed, it shall be attested by the signature of the Secretary or Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. In the absence of a Transfer Agent or a Registrar, the Secretary shall have charge of the stock certificate books, and the Secretary shall have charge of such other books and papers as the Board of Directors may direct. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the President may from time to time prescribe.

    12. ASSISTANT SECRETARIES. In the absence or disability of the Secretary, the Assistant Secretaries, in the order designated by the Board of Directors, shall perform the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

    13. DUTIES OF OFFICERS MAY BE DELEGATED. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officers, or to any other director.

                     ARTICLE VII - DRAFTS, CHECKS, ETC.

              All checks, drafts or other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, or person or persons to whom the Board of Directors shall have delegated the power, but under such conditions and restrictions as in said resolutions may be imposed. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board of Directors.

                  ARTICLE VIII - SHARES AND THEIR TRANSFER

    1. ISSUES OF CERTIFICATES OF STOCK. The Board of Directors shall provide for the issue and transfer of the certificates of stock of the Corporation and prescribe the form of such certificates. Every owner of shares of the Corporation shall be entitled to a certificate of stock, which shall be under the seal of the Corporation (which seal may be a facsimile, engraved or printed), specifying the number of shares owned by him, and which certificate
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shall be signed by the President or a Vice President, or by the Chairman of
the Board, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, or where the shares are listed on a registered national security exchange, the signature of any officer or officers upon the certificates may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

    2. TRANSFER AGENTS AND REGISTRARS. The Board of Directors shall have power to appoint a Transfer Agent and/or Registrar of its stock; to prescribe their respective duties; and to require the countersignature of such Transfer Agent and/or Registrar upon stock certificates. The duties of the Transfer Agent and Registrar may be combined.

    3. TRANSFER OF SHARES. Subject to any restrictions on transfer of shares of stock of the Corporation of any class, series or designation contained in the Certificate of Incorporation, the shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

     4. ADDRESSES OF SHAREHOLDERS. Every shareholder shall furnish the Transfer Agent, or in the absence of a Transfer Agent, the Registrar, or in the absence of a Transfer Agent and a Registrar, the Secretary, with an address at or to which notices of meetings and all other notices may be served him or mailed to him, and in default thereof, notices may be addressed to him at the office of the Corporation.

    5. RECORD DATE.

        (a) The Board of Directors may set a date not exceeding fifty (50) days and not less than ten (10) days prior to the date of any meetings of shareholders nor more than fifty (50) days prior to any other action as the time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were then holders of record of such shares and no others shall be entitled to notice of or to vote at such meeting or to express their consent or dissent, as the case may be.
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                  (b)  The Board of Directors shall also have power to fix a date not exceeding fifty (50) days preceding the date fixed for the payment of any dividend or the making of any distribution or for the allotment of any evidence of right or interest, or the date when any change, conversion or exchange of capital stock shall go into effect, or for any other purpose, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, right or interest, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other action, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, right or interest, or to exercise such rights, or to participate in such other action.

    6. LOST AND DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost or destroyed; but the Board of Directors when authorizing such issue of a new certificate or certificates, may in its discretion require the owner of the shares represented by the certificate so lost or destroyed or his legal representative to furnish proof by affidavit or otherwise to the satisfaction of the Board of Directors of the ownership of the shares represented by such certificate alleged to have been lost or destroyed and the facts which tend to prove its loss or destruction. The Board of Directors may also require such person to execute and deliver to the Corporation a bond, with or without sureties, in such sum as the Board of Directors may direct, indemnifying the Corporation, its Transfer Agents and Registrars, if any, against any claim that may be made against them, or any of them, by reason of the issue of such certificate. The Board of Directors, however, may in its discretion refuse to issue any such new certificate, except pursuant to court order.

                             ARTICLE IX - SEAL

    The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "Corporate Seal New York," or words of similar import. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced, and said seal may be altered from time to time at the discretion of the Board of Directors.


                         ARTICLE X - MISCELLANEOUS

    1. EXAMINATION OF BOOKS AND RECORDS. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of New York, correct books and records of account of all its business and transactions, minutes of the proceedings of its shareholders, Board of Directors and committees, and the stock book, containing the names and addresses of the shareholders, the number of shares held by them and the class or series thereof, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine. The Board of Directors may determine from time to
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time whether, and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as provided by the statutes of the State of New York or authorized by the Board of Directors.

    2. VOTING OF STOCK IN OTHER CORPORATIONS. Any shares in any other corporations, which may from time to time be held by the Corporation, may be represented and voted on at any of the shareholders' meetings thereof by the President or one of the Vice Presidents of the Corporation, or by proxy or proxies appointed by the President or one of the Vice Presidents of the Corporation. The Board of Directors, however, may, by resolution, appoint any other person or persons to vote such shares, in which case such other person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution.

    3. FISCAL YEAR. The fiscal year of the Corporation shall end on March 31st in each year unless otherwise fixed by resolution of the Board of Directors.

                           ARTICLE XI - AMENDMENTS

    1. BY SHAREHOLDERS. The vote of the holders of at least a majority of the shares that are issued and outstanding and entitled to vote, shall be necessary at any meeting of shareholders to amend or repeal the By-laws or to adopt new By-laws.

    2. BY DIRECTORS. The Board of Directors shall have the power to alter, amend or repeal any of these By-laws by the vote of at least a majority of the entire Board of Directors at any meeting of the Board of Directors, provided that any By-law adopted by the Board of Directors may be amended or repealed by the shareholders.

    3. NOTICE. Any proposal to amend or repeal these By-laws or to adopt new By-laws shall be stated in the notice of the meeting of the Board of Directors or shareholders, or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of all of the shares of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.